PARTICIPATION AGREEMENT BETWEEN AND AMONG
                       SYMETRA MUTUAL FUNDS TRUST
                         SYMETRA SECURITIES, INC.
                                  AND
                      SYMETRA LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into this 30th day of March, 2012 (the "Agreement") by and among Symetra Life Insurance Company, a life insurance company organized under the laws of the state of Washington (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement (each, an "Account" and collectively, the "Accounts"); Symetra Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust"); and Symetra Securities, Inc., corporation organized under the laws of the State of Delaware and principal underwriter of the shares of the Trust (the "Distributor").

WHEREAS, the Trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and was established for the purpose of serving as the investment vehicle for the Accounts; and

WHEREAS, the Trust issues several series of shares of beneficial interests (the "Shares"), each representing a fractional undivided interest in a distinct investment portfolio of the Trust (each, a "Fund," together, the "Funds"); and

WHEREAS, the Company has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies it issues set forth on Schedule A (the "Contracts"); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the board of directors of the Company under the insurance laws of Washington, to hold assets corresponding to certain liabilities attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds identified in Schedule B (the "Designated Funds") on behalf of the Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

	            ARTICLE I: SALE OF TRUST SHARES

1.1 The Trust agrees to sell to the Company those shares of the Designated Funds which each Account orders (based on orders placed by Contract owners on that Business Day, as defined below), executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt by the Trust or its designee of the order for Shares. For purposes of this
Section 1.1, the Company or its agent will be the designee of the Trust for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Trust; provided that the Trust receives notice of such order in compliance with this Article I of this Agreement.

1.2 The Trust agrees to redeem for cash, upon the Company's request, any full or fractional Shares held by the Company (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the request for redemption. For purposes of this Article I, the Company or its agent will be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Trust; provided the Trust receives notice of such requests for redemption in compliance with Article I of this Agreement.

1.3 If transactions in Designated Fund Shares are to be settled through the NSCC Trust/SERV system, the following provisions shall apply:

	(i)	Trust/SERV Transactions.  If the parties choose to use the
		National Securities Clearing Corporations Mutual Fund Settlement, Entry and Registration Verification ("Trust/SERV") system, any corrections to a Share's price for the prior trade date will be submitted through the Mutual Fund Profile with the correct prices and applicable date. If the corrections are dated later than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or

		Manual Transactions. If the parties choose not to use Trust/SERV, if there are technical problems with Trust/SERV, or if the parties are not able to transmit or receive information through Trust/SERV, any corrections to a Share's price should be communicated by facsimile or by electronic transmission, and will include for each day on which an adjustment has occurred the incorrect Share price, the correct price, and, to the extent communicated to Shareholders, the reason for the adjustment.

	(ii)	Purchases and Redemption Orders; Settlement of Transactions.

		Method of Communication.

		Trust/SERV Transactions. If the parties choose to use Trust/SERV, the following provisions shall apply:

			The Company or its designee and the Trust or its designee will be bound by the rules of the NSCC. Without limiting the generality of the following provisions of this section, the Company or its designee and the Trust or its designee each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized.

			Any information transmitted through NSCC's Networking system by any party to the other and pursuant to this amendment will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

			On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on each Business Day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of its Funds pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Company shall communicate to the Trust or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the close of trading on such Business Day (the "Trade Date") no later than 8:00 a.m. Eastern Time on the Business Day following the Trade Date. All orders received by the Company after the close of trading on a Business Day shall not be transmitted to NSCC prior to the following Business Day. The Trust or its designee shall treat all trades communicated to the Trust or its designee in accordance with this provision as if received prior to the close of trading on the Trade Date.

			All orders are subject to acceptance by the Trust or its designee and become effective only upon confirmation by the Trust or its designee. Upon confirmation, the Trust or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Trust or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act.

			Such wires should be sent to the Company's designated account provided by the Company in writing.

Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, then the manual following provisions in shall apply:

			Next Day Transmission of Orders. On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company prior to the Close of Trading on such Business Day. Prior to 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next following Business Day, the Company shall communicate to the Trust or its designee by facsimile or, in the Company's discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the close of trading on the prior Business Day (the
			"Trade Date"). All orders communicated to the Trust or its designee by the 8:30 a.m. deadline (or such other time as may be agreed by the parties from time to time) shall be treated by the Trust or its designee as if received prior to the close of trading on the Trade Date.

			Purchases. The Company will use its best efforts to transmit each purchase order to the Trust or its designee in accordance with written instructions previously provided by the Trust or its designee to the Company. The Company will use its best efforts to initiate by wire transfer to Trust or its designee purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

			Redemptions. With respect to redemption orders placed by the Company by 8:30 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the first Business Day following the Trade Date, the Trust or its designee will use its best efforts to initiate by wire transfer to the Company proceeds of such redemptions by 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

			Redemption wires should be sent to the Company's designated account provided by the Company in writing.

For the purposes of manual trading, the Trust will make the net asset value per Share for each Designated Fund available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per Share is calculated and will use its best efforts to make such net asset value per Share available by 6:00 p.m., Eastern Time, each Business Day. In the event that the Trust is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares and wire net payments for the purchase of Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value per Share available to the Company.

1.4 The Trust agrees to make Shares of the Designated Funds available continuously for purchase at the applicable net asset value per Share by the Company and the Accounts on those days on which the Trust calculates its Designated Fund net asset value pursuant to rules of the Commission and the Trust shall calculate such net asset value on each day which the NYSE is open for regular trading; provided, however, that the board of trustees of the Trust (the "Trust Board") may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trust Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interests of the Shareholders of such Fund.

1.5 The Trust agrees that Shares will be sold only to the Company and the Accounts, or to Symetra Financial Corporation. No Shares of any Fund will be sold directly to the general public.

1.6 The Company agrees to purchase and redeem the Shares of the Designated Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus to the extent not inconsistent with the terms and conditions of this Agreement.

1.7 Issuance and transfer of the Shares will be by book entry only. Certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8 The Trust will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund's Shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund Shares in the form of additional shares of that Fund at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Trust will notify the Company of the number of Shares so issued as payment of such income, dividends and distributions.

1.9 In addition to the Trust's indemnification obligations hereunder, if the Trust provides the Company with a materially incorrect net asset value per Share (as determined under SEC guidelines), the Trust shall make an adjustment to the number of Shares purchased or redeemed for the Accounts to reflect the correct net asset value per Share, and the Adviser shall bear the cost of correcting such errors and shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts). Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported to the Company upon discovery by the Trust.


                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that interests under the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold and distributed in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is excluded from the definition of an investment company under the 1940 Act, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts (as applicable) under applicable provisions of the Internal Revenue Code of 1986, as amended (the, "Code") and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any other investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision.

2.3 The Trust and Distributor each represents and warrants that Shares of the Designated Fund(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Trust will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4 The Trust and Distributor represent that the Trust will comply with the laws of its state of domicile, and, to the extent specifically requested in writing by the Company, any other applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Funds, as they may apply to the Trust. If the Trust cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Accounts' investments therein. The Trust and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.5 The Trust and Distributor represent and warrant that the Trust is lawfully organized and validly existing under the laws of the State of Delaware and that the Trust does and will comply in all material respects with applicable provisions of the 1940 Act and any applicable regulations thereunder. The Trust and Adviser represent and warrant that the Trust's operations, and that of each Designated Fund, does and will comply with applicable federal and state law.

2.6 The Trust and Distributor represent and warrant that all of the Trust's directors, officers, employees, investment advisers, and other individuals/ entities having access to the Trusts and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.7 The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as principal underwriter/ distributor of the Trust and that it will perform its obligations for the Trust in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

                        ARTICLE III: TRUST COMPLIANCE

3.1 The Trust and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners. The Trust and the Distributor further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the Trust as well as fees and expenses of legal counsel and other advisers to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2 The Trust and Distributor represent and warrant that each Designated Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision). The Trust or Distributor will notify the Company immediately upon having a reasonable basis for believing that any Designated Fund has ceased to so qualify or that any might not so qualify in the future.

3.3 The Trust and Distributor represent and warrant that for each quarter each Designated Fund of the Trust does and will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Trust will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Fund. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust or a Fund has ceased to comply with the diversification requirements or that the Trust or Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Trust will take all reasonable necessary steps to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

3.4 The Trust and Distributor represent and warrant that the Trust is in and shall maintain compliance with Rule 38a-1 under the 1940 Act.

3.5 The parties acknowledge that the Trust has retained Symetra Investment Management, Inc. ("SIMI") under an investment management agreement providing that SIMI shall make every effort to ensure that each Fund complies with
Section 817(h) of Subchapter M.

           ARTICLE IV: PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Trust will timely provide the Company with as many copies of the current Trust prospectus or the Trust's then current summary prospectus (as such term is defined in Rule 498 under the 1933 Act or any successor provision) (describing only the Designated Fund(s)) and any supplements thereto as the Company may reasonably request for distribution, at the Trust's expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Fund(s) are one or more of several Funds of the Trust, the Trust shall bear the cost of providing the Company only with disclosure related to the Designated Fund(s). The Trust will provide, at the Trust's expense, as many copies of said prospectus or summary prospectus as necessary for distribution, at the Trust's expense, to existing Contract owners. The Trust will provide the copies of said prospectus or summary prospectus to the Company or to its mailing agent. The Company will distribute the prospectus or summary prospectus to existing Contract owners and will bill the Trust for the reasonable cost of such distribution. The Trust shall provide the Company, at the Company's expense, with as many copies of the current Trust prospectus or summary prospectus (describing only the Designated Fund(s)) and any supplement thereto, as the Company may reasonably request for distribution to prospective purchasers of Contracts.
If requested by the Company, in lieu thereof, the Trust will provide such documentation, including a final copy of a current prospectus or summary prospectus set in type at the Trust's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Trust prospectus or summary prospectus is amended more frequently) to have the new prospectus for the Contracts and the Trust's new prospectus or summary prospectus printed together, in which case the Trust agrees to pay its proportionate share of reasonable expenses directly related to the Trust's prospectus or summary prospectus used at the time of Contract fulfillment and confirmation and for delivery to existing Contract owners.
The Trust will, upon request, provide the Company with a copy of the Trust's prospectus or summary prospectus through electronic means to facilitate the Company's efforts to provide Trust prospectuses or summary prospectus via electronic delivery, in which case the Trust agrees to pay its proportionate share of reasonable expenses related to the Trust's prospectus or summary prospectus used at the time of Contract fulfillment and confirmation and for delivery to existing Contract owners.

4.2 The Trust's prospectus will state that the Statement of Additional Information (the "SAI") for the Trust is available from the Company. The Trust will provide the Company, at the Company's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company's expense, to prospective Contract owners and applicants. To the extent that the Designated Fund(s) are one or more of several Funds of the Trust, the Trust shall bear the cost of providing the Company only with disclosure related to the Designated Fund(s). The Trust will provide, at the Trust's expense, as many copies of the SAI as necessary for distribution, at the Trust's expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Trust will provide the copies of the SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Trust for the reasonable cost of such distribution.

4.3 The Trust, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Trust for the reasonable cost of such distribution.

4.4 If and to the extent required by law, the Company will:

	(a) solicit voting instructions from Contract owners;

	(b) vote the Shares of the Designated Funds held in the Account in accordance with instructions received from Contract owners; and

	(c) vote Shares of the Designated Funds held in the Account for which no timely instructions have been received, in the same proportion as Shares of such Designated Fund for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

4.5 The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, to comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

               ARTICLE V: SALES MATERIAL AND INFORMATION

5.1 The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in published reports for the Trust which are in the public domain or approved by the Trust or Distributor or their designees for distribution, or in sales literature or other material provided by the Trust or by the Distributor, except with permission of the Trust or the Distributor or their designees.

5.2 The Trust and the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with written permission of the Company.

5.3 Upon written request, the Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, within a reasonable time after filing of each such document with the Commission or FINRA.

5.4 Upon written request, the Company will provide to the Trust at least one complete copy of all definitive prospectuses, definitive SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, within a reasonable time after filing of each such document with the Commission or FINRA. In addition, upon written request, the Company will provide to the Trust at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Trust; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Trust.

5.5 The Trust and Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Fund, and of any material change in the Trust's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account.

5.6 The Trust, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Trust, or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                   ARTICLES VI: FEES, COSTS AND EXPENSES

6.1 The Trust will pay no fee or other compensation to the Company under this Agreement.

6.2 All expenses incident to performance by the Trust of this Agreement will be paid by the Trust to the extent permitted by law. The Trust will bear the expenses for the cost of registration and qualification of the Shares, including without limitation, the preparation of and filing with the SEC of Forms N-CSR and N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Trust; preparation and filing of the Trust's prospectus, SAI and registration statement, proxy materials and reports; typesetting and printing the Trust's prospectus and SAI (to the extent provided by and as determined in accordance with Article III above); typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Trust prospectus that constitutes an annual report) (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust's shares; and other costs associated with preparation of prospectuses and SAIs for the Designated Funds in electronic or typeset format, as well as any other expenses as set forth in Article III of this Agreement.

                     ARTICLE VII: INDEMNIFICATION

7.1 INDEMNIFICATION BY THE COMPANY

(a) The Company agrees to indemnify and hold harmless the Trust, the Distributor, and each person, if any, who controls the Trust or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Trust Shares or the Contracts or the operation of the Accounts and:

	(1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

	(2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust, or any amendment or supplement to the foregoing, not supplied by the Company or its designee) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

	(3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Trust registration statement, prospectus, SAI or sales literature or other promotional material of the Trust (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company or its designee; or

	(4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

	(5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 7.1(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

(b) No party will be entitled to indemnification under Section 7.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

(c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Trust shares or the Contracts or the operation of the Accounts.

7.2 INDEMNIFICATION BY THE DISTRIBUTOR

(a) The Distributor agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Trust shares or the Contracts or the operation of the Trust and:

	(1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Trust or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

	(2) arise out of or as a result of statements or representations
	(other than statements or representations contained in the Contracts or in the Contract or Trust registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Distributor or the Trust or persons under the control of the Distributor or the Trust respectively) or wrongful conduct of the Distributor or the Trust or persons under the control of the Distributor or the Trust respectively, with respect to the sale or distribution of the Contracts or Trust shares; or

	(3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor or the Trust or persons under the control of the Distributor or the Trust; or

	(4) arise as a result of any failure by the Distributor or Trust to provide the services and furnish the materials under the terms of this Agreement; or

	(5) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement, or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below);

except to the extent provided in Sections 7.2(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Distributor otherwise may have.

(b) No party will be entitled to indemnification under Section 7.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

(c) The Indemnified Parties will promptly notify the Distributor and the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Contracts or the operation of the Trust.

7.3 INDEMNIFICATION BY THE TRUST

(a) The Trust agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the sale, acquisition, or holding of the Trust Shares or the Contracts, or operations of the Trust and:

	(1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

	(2) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or persons under the control of the Trust;

except to the extent provided in Sections 7.3(b) and 7.4 hereof. This indemnification will be in addition to any liability that the Trust otherwise may have.

(b) No party will be entitled to indemnification under Section 7.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

(c) The Indemnified Parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Contracts or the operation of the Trust.

7.4 INDEMNIFICATION PROCEDURE

Any person obligated to provide indemnification under this Article VII ("Indemnifying Party") for the purpose of this Section 7.4) will not be liable under the indemnification provisions of this Article VII with respect to any claim made against a party entitled to indemnification under this
Article VII ("Indemnified Party") for the purpose of this Section 7.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

	(a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

	(b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this
	Article VII. The indemnification provisions contained in this Article VII will survive any termination of this Agreement.

7.5 INDEMNIFICATION FOR FAILURE TO COMPLY WITH DIVERSIFICATION REQUIREMENTS

The Trust and the Distributor acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability.
Accordingly, without in any way limiting the effect of Sections 7.2(a) and 7.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Trust and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Trust or any Designated Fund to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a Trusting medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Trust or Fund (including but not limited to an order pursuant to Section 26(c) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or
"toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust and/or the Distributor under this Agreement.

ARTICLE VIII: APPLICABLE LAW

8.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Washington without reference to its conflicts of law provisions.

8.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE IX: TERMINATION

9.1 This Agreement will terminate:

(a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Funds, upon three (3) month's advance written notice to the other parties, unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Company, upon written notice to the other parties, with respect to any Fund if shares of the Designated Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c) at the option of the Company, upon written notice to the other parties, with respect to any Fund in the event any of Shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by Company; or

(d) at the option of the Trust, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Trust shares, provided that the Trust determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

(e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Trust, the Adviser, or the Distributor by FINRA, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Trust's or the Adviser's ability to perform its obligations under this Agreement; or

(f) at the option of the Company, upon written notice to the other parties, with respect to any Designated Fund, if a Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Designated Fund may fail to so qualify; or

(g) at the option of the Company, upon written notice to the other parties, with respect to any Designated Fund if the Designated Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Designated Fund may fail to meet such requirements; or

(h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

(i) at the option of the Company or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for Shares of one or more Funds in accordance with the terms of the Contracts. The Company will give sixty (120) days' prior written notice to the Trust of the date of any proposed vote or other action taken to substitute Shares or of the filing of any application or request for regulatory approval to do so.

9.2 NOTICE REQUIREMENT

No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other parties of its intent to terminate, which notice will set forth the basis for the termination.

9.3 EFFECT OF TERMINATION

Notwithstanding any termination of this Agreement, the Trust, the Adviser and the Distributor will, at the option of the Company, continue to make available additional Shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter, "Existing Contracts"). Specifically, without limitation, as long as a Designated Fund (as in effect on such date) remains in operation, the owners of the Existing Contracts will be permitted to reallocate investments in that Designated Fund, redeem investments in that Designated Fund and/or invest in that Designated Fund upon the making of additional purchase payments under the Existing Contracts.

9.4 SURVIVING PROVISIONS

Notwithstanding any termination of this Agreement, each party's obligations under Article VII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE X: NOTICES

Any notice will be deemed duly given when sent by written memorandum or e-mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Law Department SC_11
Symetra Life Insurance Company
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

If to the Trust:

[President]
Symetra Investment Management, Inc.
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

If to the Distributor:

Law Department SC_11
Symetra Securities, Inc.
777 108th Ave NE, Suite 1200
Bellevue, WA 98004

                            ARTICLE XI: MISCELLANEOUS

11.1 All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

11.4 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

11.5 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties hereto.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

11.7 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.8 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

11.9 The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Funds of the Trust or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

11.10	The parties have entered into or shall enter into a Shareholder
Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts in the form shown on Schedule C, which is incorporated herein by reference. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

SYMETRA MUTUAL FUNDS TRUST

By: ______________________________
Name: Gregory J. Lyons
Title: Vice President

SYMETRA SECURITIES, INC.

By: _____________________________
Name: Kevin D. Knull
Title: President

SYMETRA LIFE INSURANCE COMPANY

By: ______________________________
Name: Daniel R. Guilbert
Title: Executive Vice President

                            PARTICIPATION AGREEMENT

                                 SCHEDULE A

The following Separate Accounts and Associated Contracts of Symetra Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Funds shown in Schedule B:


NAME OF SEPARATE ACCOUNT:   	Symetra Resource Variable Account B

CONTRACT(S):   			Symetra True Variable Annuity



NAME OF SEPARATE ACCOUNT:   	Symetra Separate Account VL  (unregistered)

CONTRACT(S):   			Symetra Variable Corporate Owned Life Insurance

                          PARTICIPATION AGREEMENT

                               SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Designated Fund(s) of the Trust.


Symetra DoubleLine Total Return Fund
Symetra DoubleLine Emerging Markets Income Fund
Symetra DFA U.S. CORE Equity Fund
Symetra DFA International CORE Equity Fund
Symetra  Yacktman Focused Fund
Symetra Pension Reserve Fund - 2016 (b. 1942-1947)
Symetra Pension Reserve Fund - 2016 (b. 1948-1952)
Symetra Pension Reserve Fund - 2016 (b. 1953-1957)
Symetra Pension Reserve Fund - 2020 (b. 1942-1947)
Symetra Pension Reserve Fund - 2020 (b. 1948-1952)
Symetra Pension Reserve Fund - 2020 (b. 1953-1957)
Symetra Pension Reserve Fund - 2020 (b. 1958-1962)
Symetra Pension Reserve Fund - 2024 (b. 1942-1947)
Symetra Pension Reserve Fund - 2024 (b. 1948-1952)
Symetra Pension Reserve Fund - 2024 (b. 1953-1957)
Symetra Pension Reserve Fund - 2024 (b. 1958-1962)
Symetra Pension Reserve Fund - 2028 (b. 1948-1952)
Symetra Pension Reserve Fund - 2028 (b. 1953-1957)
Symetra Pension Reserve Fund - 2028 (b. 1958-1962)

                         PARTICIPATION AGREEMENT

                               SCHEDULE C

This Schedule C supplements the Trust Participation Agreement. To the extent the terms of this Schedule C conflict with the terms of the Trust Participation Agreement, the terms of this Schedule C shall control.

Shareholder Information

1.	Agreement to Provide Information.  Company agrees to provide the Trust,
	upon written request, the Taxpayer Identification Number ("TIN"), the Individual Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Contract owner(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) and transaction type (purchase, redemption, or exchange) of units of sub-accounts of one or more Accounts investing in Shares during the period covered by the request.

	(a)	Information Request.  Requests must set forth a specific
		period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than ninety
		(90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the Shares issued by the Trust.

	(b)	Form and Timing of Response.  Company agrees to transmit the
		requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than 5 business days, after receipt of a request. If requested by the Trust or its designee, Company agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a specific request, whether any specified person about whom it has received the identification and transaction information specified in Paragraph 1 above is itself a financial intermediary ("indirect intermediary") and, upon further request of the Trust or its designee, promptly, but in any event not later than five (5) business days after such request, either (i) obtain and transmit (or arrange to have transmitted) the requested information specified in Paragraph 1 above for those Contract owner(s) who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, redeeming or exchanging sub-account units on behalf of such Contract owner(s). In such instance, Company agrees to inform the Trust whether it plans to perform (i) or (ii).

		Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

		To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format.

	(c)	Limitations on Use of Information.  The Trust agrees not to
		use the information received for marketing or any other similar purpose without the prior written consent of the Company. The Trust may, however, use the information received to ensure compliance with the Trust's compliance policies and procedures.

2.	Agreement to Restrict Trading.  Company agrees to execute written
	instructions from the Trust to restrict or prohibit further purchases of Shares by a Contract owner that has been identified by the Trust as having engaged in transactions that result in the purchase and redemption of Trust Shares that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the Shares.

	(a)	Form of Instructions.  Instructions must include the TIN,
		ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying Contract number of the Contract owner(s) or other agreed upon information to which the instruction relates.

	(b)	Timing of Response.  Company agrees to execute instructions to
		restrict or prohibit trading as soon as reasonably practicable, but in any event not later than five (5) business days after receipt of instructions from the Trust.

	(c)	Confirmation by Company.  Company must provide written
		confirmation to the Trust that instructions have been executed and agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

Capitalized terms used in this Schedule C shall have the same meaning as defined in the Agreement to which this Schedule C is attached.